UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2018

ASPEN REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-38401	81-4842839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

96 Spring Street, 6th Floor

New York, NY 10012
(Address of Principal Executive Offices) (Zip Code)

646-780-5451
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On February 21, 2018, Aspen REIT, Inc. (the “Company”) announced its decision to postpone its planned initial public offering of common stock. In connection with this decision, the Company terminated (1) the Selling Agency Agreement, dated as of January 23, 2018 (the “Selling Agency Agreement”), by and between the Company and Aspen OP, LP, on the one hand, and Maxim Group LLC and its online division, M-Vest, as lead agent (the “Lead Agent”), on behalf of the several dealers named in Schedule A therein, on the other, and (2) the Escrow Services Agreement, dated as of December 21, 2017 (the “Escrow Agreement”), among Prime Trust, LLC (the “Escrow Agent”), the Company and the Lead Agent. In connection with the termination of the Escrow Agreement, the Company instructed the Escrow Agent to terminate escrow and make a full and prompt return of funds to each subscriber in the exact amount received from such subscriber in accordance with the terms of the Escrow Agreement.

All descriptions of the Selling Agency Agreement and the Escrow Agreement are qualified in their entirety to the text of such agreements, the forms of which were attached as exhibits 1.1 and 8.1 to the Company’s offering statement on Form 1-A (File No. 024-10762).

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit	Description
99.1	Press release regarding Aspen REIT, Inc.’s initial public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN REIT, INC.

By:	/s/ Stephane De Baets
Stephane De Baets
Chief Executive Officer

Dated: February 27, 2018